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EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report, dated January 26, 1998, on the financial statements and supporting schedule and exhibit of GTE South Incorporated included in this Form 10-K, into the Registration Statements previously filed on Form S-3 (File No. 33-65011).






Dallas, Texas                                                ARTHUR ANDERSEN LLP
March 26, 1998